                                                                   Exhibit 10.21

                              RITE AID CORPORATION

                       SPECIAL DEFERRED COMPENSATION PLAN

                           Effective December 5, 1999



                                    Purpose
                                    -------

          The purpose of this Plan is to provide specified benefits to a select group of management employees of Rite Aid Corporation, a Delaware corporation (the "Company"). The Plan is being adopted pursuant to employment agreements between the management employees and the Company entered into as of the date hereof. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.


                                   ARTICLE 1
                                  Definitions
                                  -----------

          For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean, with respect to a Participant, his or her Deferral Account. This balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant and his or her Beneficiaries pursuant to this Plan. Each Participant shall at all times be fully vested in his or her account balance.

1.2 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 6, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.3 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.4  "Board" shall mean the board of directors of the Company.

1.5  "Claimant" shall have the meaning set forth in Section 10.1.

1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.7  "Committee" shall mean the committee described in Article 8.

1.8  "Company" shall mean Rite Aid Corporation, a Delaware corporation.

1.9 "Deferral Account" shall mean (i) the sum of all of a Participant's Monthly Deferral Amounts, plus (ii) additional amounts debited or credited in accordance with Section 3.1, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan.

1.10 "Deferral Account relating to a Fiscal Year" shall mean (i) a Participant's aggregate Monthly Deferral Amounts relating to a fiscal year of the Company, plus (ii) additional amounts debited or credited with respect such amounts in accordance with Section 3.1, less (iii) any distributions relating thereto.

1.11 "Employment Agreement" shall mean, as applicable, that certain employment agreement, dated December 5, 1999, between each Participant and the Company, including all exhibits thereto, as the same may be amended from time to time.

1.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

1.13 "Measurement Funds" shall mean the group of mutual fund subaccounts from time to time available under the Variable Annuity.

1.14 "Monthly Deferral Amount" shall mean the amount set forth in Section 2(d) of the applicable Employment Agreement, to be credited to the Deferral Account on the first day of each month during the Employment Period (as defined in the Employment Agreement).

1.15 "Participant" shall mean, as applicable, Robert G. Miller, Mary F. Sammons, David R. Jessick and John T. Standley.

1.16 "Plan" shall mean this Special Deferred Compensation Plan, which shall be evidenced by this instrument, as the same may be amended from time to time.

1.17 "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.18 "Termination of Employment" shall mean the ceasing of a Participant's employment with the Company, voluntarily or involuntarily, for any reason.

1.19 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined in good faith by the Committee.

1.20 "Variable Annuity" shall mean [           ].



                                   ARTICLE 2
                                 Participation
                                 -------------

2.1  Participation in the Plan.  Each Participant shall participate in the Plan
     -------------------------
     on the terms and conditions set forth herein and in the applicable Employment Agreement. No other persons shall participate in the Plan.

2.2  Enrollment Requirements.  Each Participant shall complete, execute and
     -----------------------
     return to the Committee a Beneficiary Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it reasonably determines are necessary for purposes of the Plan.

2.3  Commencement of Participation.  Each Participant shall commence
     -----------------------------
     participation in the Plan as of the date hereof.


                                   ARTICLE 3
                                   Crediting
                                   ---------

3.1  Crediting/Debiting of Account Balances.  Each Participant shall at all
     --------------------------------------
     times be fully vested in the value of his or her Account Balance. In accordance with, and subject to, such reasonable rules and procedures as may from time to time be established by the Committee, amounts shall be credited to or debited from a Participant's Account Balance in accordance with the following rules:

     (a)  Measurement Funds.  Each Participant shall have the right, from time
          -----------------
          to time, to select those Measurement Funds in which his or her Account Balance shall be deemed to be invested, upon which to base a crediting rate for the purpose of crediting or debiting amounts to the Participant's Account Balance. The Participant shall provide two business days' notice to the Company prior to making any change in the deemed investment of his or her Account Balance, but shall not in any event be permitted to make such changes to the extent the Company would not be able to make corresponding changes to its actual investment of funds, if any, under the Variable Annuity, it being understood that the Company shall be under no obligation to invest funds in the same manner as any Participant's deemed investment of his or her Account Balance.

     (b)  Crediting or Debiting Method.  A Participant's Account Balance shall
          ----------------------------
          be credited or debited on a daily basis, based on the performance of the selected Measurement Funds. To the extent necessary to comply with applicable insurance laws, Monthly Deferral Amounts shall be deemed to be invested at a money market rate of return prior to the expiration of any applicable waiting period, and shall be deemed invested in the applicable Measurement Funds from and after the expiration of such waiting period.

     (c)  No Actual Investment.  Notwithstanding any other provision of this
          --------------------
          Plan, the Measurement Funds are to be used for measurement purposes only, and the crediting or debiting of amounts to a Participant's Account Balance shall not be considered or construed in any manner as
                          ----- ---
          an actual investment of his or her Account Balance in any Measurement Fund. In the event that the Company, in its own discretion, decides to invest funds in any Measurement Fund, no Participant shall have any rights in or to any such fund. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company; the Participant shall at all times remain an unsecured creditor of the Company.

3.2  FICA and Other Taxes.  The Company shall withhold the Participant's share
     --------------------
     of FICA and other employment taxes relating to Monthly Deferral Amounts in such reasonable manner as the Company deems appropriate.


                                   ARTICLE 4
            Short-Term Payout; Unforeseeable Financial Emergencies;
            -------------------------------------------------------
                              Withdrawal Election
                              -------------------

4.1  Short-Term Payout.  A Participant may elect, prior to the start of each
     -----------------
     fiscal year of the Company, to receive a future "Short-Term Payout" from the Plan with respect to the Monthly Deferral Amounts credited with respect to such fiscal year. The Short-Term Payout shall be a lump sum payment in an amount that is equal to that portion of the Deferral Account relating to such fiscal year. Subject to the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid at the time elected by the Participant at the time such election is made; provided however, that in no event shall a Short-Term Payout be paid to a Participant prior to the first day of the fiscal year that is three (3) years after the first day of the fiscal year as to which such election relates. By way of example, if a Short-Term Payout is elected for amounts that are deferred in the fiscal year of the Company commencing in 2000, no Short-Term Payout can be paid prior to the first day of the Company's fiscal year commencing in 2003.

4.2  Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.  If
     ---------------------------------------------------------------------
     the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to receive a partial or full payout of his or her Deferral Account. The amount of the payout shall not exceed the less of the Participant's Deferral Account, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. The Committee shall consider each such request in good faith. If the petiton for a payout is approved, such payout shall be made as promptly as reasonably practicable, but in no event later than 10 bsiness days following the date of approval.

4.3  Withdrawal Election.  A Participant (or Beneficiary, if applicable) may
     -------------------
     elect, at any time, to withdraw all of his or her Account Balance less a 10% withdrawal penalty (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment schedule. No partial withdrawsals shall be be allowed. The Participant shall make this election by giving the Committee advance written notice of the election. The penalty shall be equal to 10% of the Participant's Account Balance determined immediately prior to the withdrawal. The Participant shall be paid the Withdrawal Amount in a lump sumw ithin 10 busines days of his or her election.

                                   ARTICLE 5
                              Termination Benefit
                              -------------------

5.1  Termination Benefit.  Except as provided in Section 5.2, a Participant
     -------------------
     whose employment terminates for any reason and under any circumstances shall receive, as a Termination Benefit, his or her entire Account Balance (including without limitation any amount otherwise subject to a Short-Term Payout).

5.2  Installment Payments.  A Participant shall have the right from time to time
     --------------------
     to file an election with the Company providing for payment of his or her Account Balance in installments or otherwise at one or more times following his or her termination of employment. No such election shall be valid unless made at least one year prior to the actual date of termination, and any election made during such one year period shall be ignored in favor of the most recent such election made at least one year prior to the actual date of termination.

                                   ARTICLE 6
                            Beneficiary Designation
                            -----------------------

6.1  Beneficiary.  Each Participant shall have the right at any time, to
     -----------
     designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

6.2  Beneficiary Designation; Change; Spousal Consent.  A Participant shall
     ------------------------------------------------
     designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returing it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designated Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last

     Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

6.3  Acknowledgement.  No designation or change in designation of a Beneficiary
     ---------------
     shall be effective until received, accepted and acknowledge in writing by the Committee or its designated agent.

6.4  No Beneficiary Designation.  If a Participant fails to designate a
     --------------------------
     Beneficiary as provided in Sections 6.1, 6.2 and 6.3 above, or if all designated Beneficiaries predeceased the Participant or die prior to the complete distribution of the Participant's benefits, then the Participant designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate or otherwise as directed under any applicable living trust or similar instrument of the Participant.

6.5  Doubt as to Beneficiary.  If the Committee has any dout as to the proper
     -----------------------
     Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in good faith, to cause the Company to withhold such payments until this matter is resolved to the Committee's satisifaction.

6.6  Discharge of Obligations.  The payment of benefits under the Plan to a
     ------------------------
     Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Plan with respect to the Participant.

                                   ARTICLE 7
                    Termination, Amendment or Modificiation
                    ---------------------------------------

7.1  Termiantion.  The Plan shall not be terminated with respect to any
     -----------
     Participant without the express written consent of such Participant.

7.2  Amendment.  The Plan shall not be amended or modified in whole or in part
     ---------
     with rspect to any Participant without the express writtenconsent of such Participant.

7.3  Effect of Payment.  The full payment of the applicalbe benefit under
     -----------------
     Articles 4 or 5 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan. Such payment shall not, however, be in discharge of any remaining deferred compensation obligations under the applicable Employment Agreement.

                                   ARTICLE 8
                                 Administration
                                 --------------

8.1  Committee Duties.  This Plan shall be administered by a Committee which
     ----------------
     shall consists of the Board, or such committee as the Board shall appoint. The Committee shall also have the discretion and authority in good faith to
     (i) make, amend, interpret, and enforce
     all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

8.2  Agents.  In the administration of this Plan, the Committee may, from time
     ------
     to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

8.3  Indemnity of Committee.  The Company shall indemnify and hold harmless
     ----------------------
     themembers of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

                                   ARTICLE 9
                         Other Benefits and Agreements
                         -----------------------------

9.1  Coordination with Other Benefits.  The benefits provided for a Participant
     --------------------------------
     and Participant's Beneficiary(ies) under the Plan are in addition to any other benefits available to such Participant under any other plan or program maintained by the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 10
                               Claims Procedures
                               -----------------

10.1 Presentation of Claim.  Any Participant or Beneficiary of a deceased
     ---------------------
     Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such a Claimant from the Plan.

10.2 Notification of Decision.  The Committee shall consider a Claimant's claim
     ------------------------
     within a reasonable time, and shall notify the Claimant in writing:

     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

     (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determiantion, and such notice must set forth in a manner calculated to be understood by the Claimant:

         (i) the specific reason(s) for the denial of the claim, or any part of it;

         (ii) specific refernce(s) to pertinent provisions of the Plan upon which such denial was based;

         (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

         (iv)   an explanation of the claim review procedure set forth in
                Section 10.3 below.

10.3 Review of a Denied Claim.  Within 60 days after receiving a notice from the
     ------------------------
     Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

     (a) may review pertinent documents;

     (b) may submit written comments or other documents; and/or

     (c) may request a hearing, which the Committee, in its sole discretion, may grant.

10.4 Decision on Review.  The Committee shall render its decision on review
     ------------------
     promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other speical circumstances require additional time, in which case the Committee's decisions must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

     (a) specific reasons for the decision;

     (b) specific references) to the pertinent Plan provisions upon which the decision was based; and

     (c) such other matters as the Committee deems relevant.

10.5 Legal Action.  A Claimant's compliance with the foregoing provisions of
     -------------
     this Article 10 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan. The resoluation of disputes and reimbursement of attorney's fees shall be in accordance with the terms of Section 10 of the Employment Agreement.

                                   ARTICLE 11
                                 Miscellaneous
                                 -------------

11.1 Unsecured General Creditor.  Participants and their Beneficiaries, heirs,
     --------------------------
     successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. Any and allof the Company's assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

11.2 Company's Liability.  The Company's liability for the payment of benefits
     -------------------
     shall be defined only by the Employment Agreement, the Plan and any elections made by the Participant pursuent to the Plan. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Employment Agreement, the Plan and any such election.

11.3 Nonassignability.  Neither a Participant nor any other person shall have
     ----------------
     any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, trnsfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable, except that the foregoing shall nto apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishmento r sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

11.4 Furnishing Information.  A Participant or his or her Beneficiary will
     ----------------------
     cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may reasonably be requested in order to facilitate the adminstration of the Plan and the payments of benefits hereunder, including but not limted to taking such physical examnations as the Committee may reasonably deem necessary.

11.5 Terms.  Whenever any words are used herein in the masculine, they shall be
     -----
     construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in al cass where they would so apply.

11.6 Captions.  The captions of the articles, sections and paragraphs of this
     --------
     Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.7 Governing Law.  Subject to ERISA, the provisions of this Plan shall be
     -------------
     construed and interpreted according to the internal laws of the State of Pennslvania without regard to its conflicts of laws principles.

11.8 Notice.  Any notice or filing required or permitted to be given to the
     ------
     Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registerd or certified mail, to the address below:

          General Counsel
          Rite Aid Corporation

          30 Hunter Lane
          Camp Hill, PA 17011

     Such notice shall be deemed given as of the date of delivery or, if deliverly is made by mail, as of the date shwon on the postmark on the receipt for registration or certification.

     Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

11.9    Successors. This Plan and all rights of each Participant hereunder shall
        ----------
        inure to the benefit of and be enforceable by the Participant's Beneficiary(ies), personal or legal representatives, or estate, to the extent any such person succeeds to the Participant's interests under this Plan. No rights or obligations of the Company under this Plan may be assigned or transferred except that the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantailly all of the business and/or assets of the Company expressly to assume and agree to perform the Company's obligations under this Plan in the same manner and to the same extent that the Company would have been required to peform it if no such succession had taken place. As used in this Plan, the "Company" shall mean both the Comapny as defined above and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 11.9 or which otherwise becomes bound by all ther terms and provisions of this Agreement by operation of law or otherwise.

11.10   Spouse's Interest.  The interest in the benefits hereunder of a spouse
        -----------------
        of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

11.11   Validity; No Waiver  In case any provision of this Plan shall be
        -------------------
        illegal or invalid for any reasona, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein. The failure of the Company or any Participant to insist upon strict compliance with any provisions of, or to assert any right under, this Plan shall not be deemd to be a waiver of such provision or right of any other provisions of or right under this Plan.

11.12   Incompetent.  If the Committee determines in its discretion that a
        -----------
        benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be complete discharge of any liability under the Planfor such payment amount.

11.3    Court Order. The Committee is authorized to make any payments directed
        -----------
        by court order in any action in which the Plan or the Committee has been named as a party.

11.4    Distribution in the Even of Taxtion.  If, for any reason, all or any
        -----------------------------------
        portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, the Company shall promptly distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall nto exceed the Participant's unpaid Account Balance under the Plan).

11.15   Taxes and Withholding.  The Company may withhold from any distribution
        ---------------------
        under this Plan any and all employment and income taxes that are required to be withheld under applicable law.

          IN WITNESS WHEREOF, the undersigned has executed this Plan document on behalf of the Company as of December 5, 1999.

                                "Company"

                                RITE AID CORPORATION
                                a Delaware corporation

                                By: ____________________________________
                                Title: _________________________________